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                                                                   EXHIBIT 10.14

                                ADVISOR AGREEMENT


         1. PARTIES. This Advisor Agreement ("AGREEMENT") covers all understandings between THOMAS BLACK (hereinafter "EXECUTIVE") and PRIVATE BUSINESS, INC. (hereinafter "CORPORATION") relating to Executive's resignation as the Corporation's Chief Executive Officer and transition to status as an employed Advisor to the Corporation. Except for continuing obligations under the Employment Agreement (as defined below), and the Stock Option Agreements referenced in Section 5 below, no other expressed, implied, written or oral agreement between Executive and the Corporation relating to Executive's transition from Chief Executive Officer to Advisor will have any effect unless it is in writing and is signed and dated by both parties after the date of this Agreement.

         2. TRANSITION DATE. Executive's resignation from the office of Chief Executive Officer of the Corporation was effective on February 1, 2003 (the "TRANSITION DATE"). After that date, except for any earned but unpaid compensation for his services as an employee prior to the Transition Date (including, but not limited to, salary), the only payments, benefits or other things of value that Executive will be entitled to receive directly from the Corporation with respect to his employment by the Corporation are those set forth in this Agreement.

         3. EFFECT ON EMPLOYMENT AGREEMENT. Executive and Corporation acknowledge and agree that both parties are subject to a certain Executive Employment Agreement effective February 1, 2001 (the "EMPLOYMENT AGREEMENT") and that such Employment Agreement shall terminate effective February 1, 2003, except that the provisions of the Employment Agreement expressly intended to survive the termination shall survive and shall be enforceable as written.

         4. CONTINUING SERVICE AS ADVISOR. Executive agrees to serve as an advisor to the Corporation, devoting such time, skills, and attention as may be reasonably requested by the Corporation's Chief Executive Officer or at the direction or the Corporation's Board of Directors, from the Transition Date to February 1, 2005 (the "ADVISORY SERVICES PERIOD").

         5. CONTINUING COMPENSATION. In exchange for Executive's continued services to the Corporation as an Advisor pursuant to Section 4 above, the Corporation agrees to pay to Executive during the Advisory Services Period at the annual rate of Two Hundred Fifty Thousand Dollars ($250,000), less statutory withholdings and deductions payable in accordance with the then current payroll policies of the Corporation.

         6. HEALTHCARE INSURANCE AND EMPLOYEE BENEFITS. As an employee of the Corporation, Executive shall be eligible during the Advisory Services Period to continue participation in the Corporation's group health plan and any other standard employee benefits plans on terms provided to the Corporation's rank-and-file employees. However, the Company shall pay for health premiums for Executive's health insurance under such group benefit plans. Nothing within this Section will, in any way, alter Executive's rights to health insurance or benefits granted to Executive for Executive's service as a board member of the Company.



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         7. MUTUAL WAIVER AND RELEASE. For and in consideration of the promises contained in this Agreement, each party hereby voluntarily, willingly, knowingly, irrevocably and unconditionally waives, releases, and forever discharges the other party from all rights, claims, and liability, whether or not they are presently known to exist, that each party has, had, or may have against the other party arising out of or relating in any manner to Executive's employment with the Corporation through the Transition Date, but subject to the exceptions set forth in Section 8. The rights and claims that Executive waives, releases, and discharges include, to every extent allowed by law, but are not limited to, those arising under the Age Discrimination in Employment Act of 1967, the Older Workers' Benefit Protection Act, the Civil Rights Acts of 1866, 1871, 1964 and 1991, the Immigration Reform and Control Act of 1986, the Occupational Safety and Health Act, the Americans with Disabilities Act, the Equal Pay Act of 1963, the Executive Retirement Income Security Act, the Family and Medical Leave Act of 1993, the Comprehensive Omnibus Budget Reconciliation Act and under all other federal, state and local laws, regulations and ordinances, statutory and common law contract, tort, and/or wrongful discharge claims arising out of or relating in any manner to Executive's employment with the Corporation through the Transition Date but subject to the exceptions set forth in Section 8. Similarly, subject to the exceptions set forth in Section 8, Corporation waives, releases, and discharges all rights and claims Corporation has, had, or may have under any federal, state and local laws, regulations and ordinances, including but not limited to statutory and common law contract or tort claims arising out of or relating in any manner to Executive's employment with the Corporation through the Transition Date.

         8. EXCEPTIONS TO MUTUAL WAIVER AND RELEASE. The foregoing language in
Section 7 notwithstanding, the Corporation and Executive acknowledge that this section does not apply to any rights, claims or liability either party has, had, or may have against the other party arising out of or relating to: (a) a material breach of this Agreement; (b) any disputes over the administration of benefits or any claims for benefits under the Corporation's employee benefit plans or various insurance programs for so long as Executive retains coverage under such plans or programs; or (c) any claims under the Employment Agreement for provisions intended to survive the termination of the Employment.

         9. CONSTRUCTION. The parties agree that for the purposes of this Agreement all references to PRIVATE BUSINESS, INC. or the Corporation should be understood to mean not only PRIVATE BUSINESS, INC., itself, but also all current subsidiary companies and affiliated companies of PRIVATE BUSINESS, INC., as well as all current, past and future officials, employees, agents, representatives, officers, directors, attorneys, accountants, shareholders, successors and assigns of PRIVATE BUSINESS, INC. and its current parent companies, subsidiary companies and affiliated companies, and all persons acting by, through, under or in concert with any of them. For purposes of this Agreement, "affiliate" shall mean any person or entity directly or indirectly controlling, controlled by or under common control with another person or entity from time to time.

         10. NO ADMISSION. Each party acknowledges that this document does not constitute an admission by the other party of any unlawful act or of any violation of any statute, regulation, contract or other provision of statutory, regulatory or common law.


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         11. CONFIDENTIALITY. Corporation and Executive agree to keep all matters concerning this Agreement absolutely confidential and agree not to disclose, verbally or otherwise, either the existence or terms of this Agreement to anyone, including but not limited to past, present or future employees of the Corporation, except that Executive may disclose the existence of and the terms and conditions of this Agreement to his spouse, if any, and/or his attorney, and/or his accountant, and/or his tax advisor (to the extent necessary to prepare his tax returns), provided that Executive makes each such person aware of the confidentiality provisions of this paragraph and that each such person to whom such information is disclosed has previously agreed to keep the existence, terms and conditions of this Agreement confidential, and the Corporation may disclose this Agreement, or provisions thereof, pursuant to applicable securities laws.

         12. INTERPRETATION; ENFORCEABILITY. The parties agree that if any clause or provision herein is deemed by a court of competent jurisdiction to be illegal, invalid or unenforceable, the legality, validity and enforceability of the remaining parts, terms or provisions shall not be affected thereby, and the remainder of this Agreement shall remain in full force and effect to the fullest extent possible.

         13. CONTEMPLATION PERIOD. Executive acknowledges that on or about March 7, 2003, the Corporation gave Executive an unsigned copy of this Agreement and informed Executive that he had 45 days from the date of receipt to consider it before signing.

         14. RIGHT OF REVOCATION. Executive also acknowledges that the Corporation has informed Executive that for a period of seven (7) days after the date upon which Executive signs this Agreement, Executive may revoke it in writing. Executive further acknowledges understanding that if Executive revokes this Agreement, Executive will lose all benefits of this Agreement.

         15. BINDING EFFECT; SUCCESSORS AND ASSIGNS. Executive, by signature below, acknowledges that he has carefully read and considered the contents of this Agreement, and that he fully understands all of its provisions and that he is voluntarily, willingly and knowingly entering into this Agreement. This Agreement shall be binding upon and inure to the benefit of the parties hereto, their heirs, estates, successors and assigns, their affiliates, employees, directors, officers, shareholders and agents.

         16. COOPERATION; MUTUAL RESPECT; NO DISPARAGEMENT. The parties agree that certain matters, which Executive was involved in during his period of service to the Corporation, may necessitate Executive's cooperation in the future. Executive agrees to cooperate with all reasonable requests of the Corporation. Each party agrees to mutually respect the other and to refrain from making any disparaging comments about the other or disparaging the business of the other from the date of this Agreement and thereafter.



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EXECUTIVE ACKNOWLEDGES THAT HE HAS BEEN ADVISED TO CONSULT AN ATTORNEY WITH
RESPECT TO THIS AGREEMENT BEFORE SIGNING THIS AGREEMENT.


                                             /s/ THOMAS BLACK
                                             -----------------------------------
                                             THOMAS BLACK

                                             March 28, 2003



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         Personally appeared Thomas Black before me this 28 day of March, 2003.


                                             /s/ Gina Rudolph
                                             -----------------------------------
                                             NOTARY PUBLIC

                                             My Commission Expires: 10/25/2003
                                                                   -------------

                                             PRIVATE BUSINESS, INC.


                                             By: /s/ Michael Berman
                                                --------------------------------

                                             Title: General Counsel
                                                   -----------------------------

                                             March 28, 2003


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